                                                                  EXHIBIT 4.7(a)


                                AMENDMENT NO. 1

                       TO LYONDELL PETROCHEMICAL COMPANY
               $400,000,000 AMENDED AND RESTATED CREDIT AGREEMENT


     This Amendment (the "Amendment"), is entered into as of May 31, 1996, among Lyondell Petrochemical Company (the "Borrower"), the Banks listed on the signature pages hereof and Texas Commerce Bank National Association, a national banking association, as Administrative Agent, Bank of America Illinois, as Co-Agent and Chemical Bank, as Auction Agent.

     The Borrower, the Banks, the Administrative Agent, the Co-Agent and the Auction Agent have entered into the Amended and Restated Credit Agreement dated as of June 27, 1995 (the "Agreement").

     WHEREAS, Section 9.05 of the Agreement provides that the Borrower and the Banks may, by written action, amend or waive any provision of the Agreement; and

     WHEREAS, the Borrower has requested that the Banks eliminate Section 5.08(e) of the Agreement in its entirety;

     THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree that the Agreement shall be amended as follows:

          1. Unless otherwise specified herein, all terms defined in the Agreement have the same meaning when used herein.

          2.   (a) Section 5.08(e) of the Agreement is deleted in its entirety;
               and

               (b)  Section 5.08 (f) is re-numbered as Section 5.08(e).

          3. Ratifications. Except as herein specifically amended and modified, (a) the Agreement is unchanged and continues in full force and effect, and (b) the Borrower hereby confirms and ratifies the Agreement's existence and each and every term, condition, and covenant therein contained, to the same extent and as though the same were set out herein in full.

AMENDMENT NO. 1
TO LYONDELL PETROCHEMICAL COMPANY
$400,000,000 AMENDED AND RESTATED CREDIT AGREEMENT
PAGE 2

          4. Representations and Warranties. The Borrower hereby represents and warrants to the Banks, the Administrative Agent, and the Co-Agent that (a) this Amendment and the Loan Documents to be delivered hereunder have been duly executed and delivered by the Borrower, (b) no action of, or filing with, any agency is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by the Borrower of this Amendment and the Loan Documents to be delivered hereunder, (c) this Amendment and the Loan Documents to be delivered hereunder are valid and binding upon the Borrower and are enforceable against the Borrower in accordance with their respective terms, except as limited by the Bankruptcy Code of the United States of America and all other similar Laws affecting the rights of creditors generally, (d) the execution, delivery and performance by the Borrower of this Amendment and the Loan Documents to be delivered hereunder do not require the consent of any other Person and do not and will not constitute a violation of any laws, agreement, or understanding to which the Borrower is a party or by which the Borrower is bound, (e) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Documents are true and correct in all material respects on and as of the date of execution hereof as though made as of the date of execution hereof, and (f) as of the date of this amendment, no Default or Event of Default has occurred and is continuing.

          5. References. All references in the Loan Documents to the Agreement shall refer to the Agreement as amended by this amendment, and, because this amendment is a "Loan Document" referred to in the Agreement, then the provisions relating to Loan Documents set forth in the Agreement are incorporated herein by reference, the same as if set forth herein verbatim.

          6. Counterparts. This Amendment may be executed in a number of identical counterparts, each of which shall be deemed an original. In making proof of this instrument, it shall not be necessary for any party to account for all counterparts, and it shall be sufficient for any party to produce but one such counterpart.

          7. Parties Bound. This Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Administrative Agent, the Co-Agent, the Auction Agent and each Bank, and, subject to Section 9.07 of the Agreement, their respective successors and assigns.

          8. ENTIRETY. THIS AMENDMENT, THE AGREEMENT AS AMENDED HEREBY, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL CREDIT AGREEMENT BETWEEN THE PARTIES FOR THE TRANSACTIONS THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR

AMENDMENT NO. 1
TO LYONDELL PETROCHEMICAL COMPANY
$400,000,000 AMENDED AND RESTATED CREDIT AGREEMENT
PAGE 3


SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized officer as of the day and year first above written.


                               LYONDELL PETROCHEMICAL COMPANY


                                /s/ Russell S. Young
                               -------------------------------------------------
                               By:     Russell S. Young
                               Title:  Senior Vice President,
                                       Chief Financial Officer
                                       and Treasurer


                               TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                               Individually and as Administrative Agent

                                /s/ David G. Mills
                               -------------------------------------------------
                               By:     David G. Mills
                               Title:  Vice President


                               BANK OF AMERICA ILLINOIS,
                               Individually and as Co-Agent


                                /s/ Ronald E. McKaig
                               -------------------------------------------------
                               By:    Ronald E. McKaig
                               Title: Vice President


                               CHEMICAL BANK, as Auction Agent


                                /s/ Janet Belden
                               ----------------------------------------
                               By:        Janet Belden
                               Title:     Vice President

AMENDMENT NO. 1
TO LYONDELL PETROCHEMICAL COMPANY
$400,000,000 AMENDED AND RESTATED CREDIT AGREEMENT
PAGE 4


                         ABN AMRO BANK N.V. HOUSTON AGENCY, BY
                         ABN AMRO BANK, North America, INC., as agent


                          /s/ Robert J. Cunningham
                         -------------------------------------------------------
                         By:        Robert J. Cunningham
                         Title:     Vice President & Director


                          /s/ Collis G. Sanders
                         -------------------------------------------------------
                         By:        Collis G. Sanders
                         Title:     Group Vice President & Director




                         THE BANK OF NEW YORK


                          /s/ Raymond J. Palmer
                         -------------------------------------------------------
                         By:        Raymond J. Palmer
                         Title:     Vice President



                         THE BANK OF NOVA SCOTIA


                          /s/ F. C. H. Ashby
                         -------------------------------------------------------
                         By:       F. C. H. Ashby
                         Title:    Senior Manager
                                   Loan Operations


                         BANK OF SCOTLAND


                          /s/ Catherine Oniffrey
                         -------------------------------------------------------
                         By:        Catherine Oniffrey
                         Title:     Vice President

AMENDMENT NO. 1
TO LYONDELL PETROCHEMICAL COMPANY
$400,000,000 AMENDED AND RESTATED CREDIT AGREEMENT
PAGE 5


                         THE BANK OF TOKYO - MITSUBISHI, LTD.



                                       /s/Michael G. Meiss
                         -------------------------------------------------------
                         By:        Michael G. Meiss
                         Title:     Vice President



                         CANADIAN IMPERIAL BANK OF COMMERCE



                                     /s/ Gary C. Gaskill
                         -------------------------------------------------------
                         By:       Gary C. Gaskill
                         Title:     Authorized Signatory


                                     /s/ Michael A. G. Corkum
                         -------------------------------------------------------
                         By:        Michael A. G. Corkum
                         Title:     Authorized Signatory



                         COMERICA BANK



                                     /s/ Kim A. Uhlemann
                         -------------------------------------------------------
                         By:        Kim A. Uhlemann
                         Title:     Vice President



                         CREDIT LYONNAIS



                                     /s/ Pascal Poupelle
                         -------------------------------------------------------
                         By:        Pascal Poupelle
                         Title:     Senior Vice President

AMENDMENT NO. 1
TO LYONDELL PETROCHEMICAL COMPANY
$400,000,000 AMENDED AND RESTATED CREDIT AGREEMENT
PAGE 6


                         FIRST INTERSTATE BANK OF TEXAS, N.A.


                          /s/ Collie Michaels
                         -------------------------------------------------------
                         By:        Collie Michaels
                         Title:     Vice President



                         THE FIRST NATIONAL BANK OF BOSTON


                          /s/ Michael Kane
                         -------------------------------------------------------
                         By:        Michael Kane
                         Title:     Managing Director




                         THE FIRST NATIONAL BANK OF CHICAGO


                          /s/ Dixon Schultz
                         -------------------------------------------------------
                         By:        Dixon Schultz
                         Title:     Vice President



                         THE FUJI BANK, LIMITED


                           /s/ David Kelley
                         -------------------------------------------------------
                         By:        David Kelley
                         Title:     Vice President, and Senior Manager




                         THE INDUSTRIAL BANK OF JAPAN TRUST CO.


                          /s/ Akijiro Yoshino
                         -------------------------------------------------------
                         By:        Akijiro Yoshino
                         Title:  Executive Vice President

AMENDMENT NO. 1
TO LYONDELL PETROCHEMICAL COMPANY
$400,000,000 AMENDED AND RESTATED CREDIT AGREEMENT
PAGE 7


                                    The Industrial Bank of Japan,
                                        Houston Office
                                    (Authorized Representative)



                         THE LONG TERM CREDIT BANK OF JAPAN, LTD.


                          /s/ Satoru Otsubo
                         -------------------------------------------------------
                         By:        Satoru Otsubo
                         Title:     Joint General Manager



                         THE MITSUBISHI TRUST AND BANKING CORP.


                          /s/ Patricia Loret de Mola
                         -------------------------------------------------------
                         By:        Patricia Loret de Mola
                         Title:     Senior Vice President



                         NATIONSBANK OF TEXAS, N.A.


                          /s/ Patrick M. Delaney
                         -------------------------------------------------------
                         By:       Patrick M. Delaney
                         Title:    Senior Vice President



                         PNC BANK, NATIONAL ASSOCIATION


                          /s/ Tamara O'Connor
                         -------------------------------------------------------
                         By:        Tamara O'Connor
                         Title:     Vice President

AMENDMENT NO. 1
TO LYONDELL PETROCHEMICAL COMPANY
$400,000,000 AMENDED AND RESTATED CREDIT AGREEMENT
PAGE 8


                         SOCIETE GENERALE, SOUTHWEST AGENCY


                          /s/ Elizabeth W. Hunter
                         -------------------------------------------------------
                         By:        Elizabeth W. Hunter
                         Title:     Vice President



                         UNION BANK OF SWITZERLAND


                          /s/ George Kubove
                         -------------------------------------------------------
                         By:      George Kubove
                         Title:   Assistant Vice President


                          /s/ Kelly Boots
                         -------------------------------------------------------
                         By:        Kelly Boots
                         Title:     Assistant Treasurer




                         THE YASUDA TRUST & BANKING CO., LTD.
                          NEW YORK BRANCH


                          /s/ Gerald T. Gill
                         -------------------------------------------------------
                         By:        Gerald T. Gill
                         Title:     Vice President